Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Kilroy Realty Corporation and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 11th day of February, 2005.

AEW CAPITAL MANAGEMENT, L.P.
By:	AEW Capital Management, Inc., its
General partner

By	: /s/ James J. Finnegan
Name: James J. Finnegan
Title: Vice President

AEW CAPITAL MANAGEMENT, INC.

By	: /s/ James J. Finnegan
Name: James J. Finnegan
Title: Vice President

AEW MANAGEMENT AND ADVISORS, L.P.
By:	AEW Investment Group, Inc., its
General partner

By	: /s/ James J. Finnegan
Name: James J. Finnegan
Title: Vice President

AEW INVESTMENT GROUP, INC.

By	: /s/ James J. Finnegan
Name: James J. Finnegan
Title: Vice President

9